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                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT
                              --------------------


     EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the first of June 1998, between Prodigy Services Corporation, a Delaware corporation (the "Company") and an indirect wholly-owned subsidiary of Prodigy, Inc. (the "Parent"), with its principal place of business at 44 So. Broadway, White Plains, New York 10601, and Carena M. Pooth, residing at RR1 Box 45, Poughquag, NY 12570, (the "Executive").

     WHEREAS, the Company desires to employ the Executive as Senior Vice President of the Company, and the Executive desires to be employed in that capacity;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:


1.   Term of Employment.
     ------------------

     The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on June 1, 1998 (the "Commencement Date"), and ending on May 31, 2000 (the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.


2.   Title; Capacity.
     ---------------

     The Executive shall serve as Senior Vice President of the Company. Effective August 1, 1998, the Executive shall serve as Executive Vice President of the Company, reporting to the Chief Executive Officer. The Executive shall be based in White Plains, New York or such other place within the greater New York metropolitan area as the Board of Directors of the Company (the "Board") shall determine. The Executive shall report to and be subject to the supervision of, and shall have such authority as is delegated to Executive by the President and Chief Executive Officer of the Company or Parent (the "President"), or such other senior executive as the President shall designate.

     The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position, and such other duties and responsibilities as the President shall from time to time reasonably assign to the Executive. The Executive shall devote Executive's entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Executive shall abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     The Executive shall exercise best efforts to identify and engage a qualified person to fill each of the newly created roles of Senior Vice President, Product Development, and Vice President, Project Development. In selecting these employees, Executive shall seek individuals who, in her best judgement, will each have the capacity to assume Executive's role, in the event her employment relationship should terminate. Executive acknowledges that, as of September 1, 1998, recruiting for these positions has begun. Executive shall also identify all critical talent and functions not readily replaced from within her organization, and exercise best efforts to hire individuals, within headcount restrictions, who may provide such talent and functions, should existing talent leave the Company's employ.

3.   Compensation and Benefits.
     -------------------------

     3.1 Salary. The Company shall pay the Executive, in accordance with its
         ------
     normal payroll practices, an annual base salary of $175,000 commencing on the Commencement Date. Such salary shall be subject to increase (but not decrease) thereafter as determined by the Board. Such salary was increased to $190,000 annually on August 1, 1998.
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     3.2  Performance Bonuses.  The Executive shall be eligible to receive up to
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     50% of her annual base salary as a performance bonus during each calendar year of the Employment Period with any partial calendar year of employment subject to pro rata adjustment. For calendar year 1998, bonuses shall be paid based upon the Executive's duration of employment during the calendar year, without regard to the commencement date of this Agreement. During each such year, 50% of such bonus shall be contingent upon the successful completion of personal goals as mutually agreed between the Executive and the President, and 50% of such bonus shall be contingent upon the successful completion of corporate goals as determined by the Company. Such performance bonus shall be determined and paid within 45 days after the end of each such calendar year during the Employment Period. Further, the Executive does not have to be employed by the Company beyond the last day of the applicable year in order to be eligible to receive a bonus payment.


     3.3  Option Grant.
          ------------
          (a) On July 12, 1996, the Parent granted the Executive a stock option to purchase 20,000 shares of common stock of the Parent at an exercise price of $3.00 per share, vesting in four (4) equal annual installments, with the first vesting to occur on the first anniversary of the grant date. On December 5, 1996, the Parent granted the Executive a stock option to purchase 9,000 shares of common stock of the Parent at an exercise price of $3.00 per share, vesting in three (3) equal annual installments, with the first vesting to occur on July 12, 1997. On August 1, 1997, the Parent granted the Executive a stock option to purchase 71,000 shares of common stock of the Parent at an exercise price of $3.00 per share, vesting in five (5) annual installments, with the first vesting to occur on July 12, 1997. On January 26, 1998, the Parent granted the Executive a stock option to purchase 275,000 shares of common stock of the Parent at an exercise price of $2.00 per share, vesting in three (3) equal annual installments, with the first vesting to occur on the first anniversary of the grant date. The parties acknowledge that the exercise price of all stock options referred to in this Section 3.3 has been reduced to $1.00 per share.

          (b) The Executive, if requested by the Parent and the managing underwriter of the initial public offering of the Parent's securities (the "IPO"), shall not sell publicly or otherwise transfer or dispose of any securities of the Parent held by the Executive for a specified period of time (not to exceed 270 days), following the effective date of the registration statement for the IPO; provided that all then executive
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     officers, directors and holders of 5% or more of the outstanding stock of the Parent enter into similar agreements. The Executive acknowledges that no representations have been made to her concerning the size, occurrence, valuation or timing of any IPO.


     3.4  Acceleration of Vesting Schedule.  If there is a change of control of
          --------------------------------
     the Parent, pursuant to which one single person or entity has control of the Parent (as control is understood under the Internal Revenue Code or securities laws of the US), in 1998, the vesting schedule on all options previously granted to the Executive will be accelerated so that a total of 50% of the Executive's options will be vested on the effective date of such merger or acquisition. The vesting schedule shall thereafter remain the same so that the remaining shares vest without giving effect to the shares which vested on an accelerated basis.


     3.5  Vacation.  The Executive shall be entitled to four (4) weeks annual
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     vacation, to be taken at times selected by the Executive and reasonably acceptable to the President. Unused vacation shall accrue from year to year only to the extent permitted under the Company's vacation policies in effect from time to time


     3.6  Fringe Benefits. The Executive shall be entitled to participate in all
          ---------------
     fringe benefit programs that the Company establishes and makes available to its employees from time to time to the extent that Executive's position, tenure, salary, age, health and other qualifications make her eligible to participate.
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     3.7 Reimbursement of Expenses. The Company shall reimburse the Executive
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     for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with the performance of her duties hereunder, upon presentation by the Executive of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that the nature and amount of such
                          -----------------
     expenses shall be subject to the Company's expense policies as in effect from time to time.


4.   Employment Termination.
     ----------------------
     The employment of the Executive pursuant to this Agreement shall terminate upon the occurrence of any of the following:


     4.1 At the election of the Company, for Cause (as hereinafter defined) immediately upon written notice by the Company to the Executive. For purposes of this Agreement, "Cause" shall mean (a) a good faith finding by the Board, after notice to the Executive and an opportunity to be heard, of the failure of the Executive to perform her reasonably assigned duties, or the Executive's gross dishonesty, gross negligence or gross misconduct, or
     (b) the conviction of the Executive of, or the entry of a plea of guilty or nolo contendere by the Executive to, any felony;


     4.2 Thirty days after the death or Disability (as hereinafter defined) of the Executive. For purposes of this Agreement, "Disability" shall mean the inability of the Executive, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform, with or without reasonable accommodation, the services contemplated under this Agreement. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties; or


     4.3 At the election of the Executive, upon written notice of termination, for Good Reason (as hereinafter defined). For purposes of this Agreement, "Good Reason" shall mean (i) any significant diminution in the duties of the Executive under this Agreement or (ii) the Company's requirement that the Executive relocate beyond the greater New York metropolitan area, or (iii) if there is a change in control of the Parent so that a single person or entity has control of the Parent (as control is understood under the Internal Revenue Code or securities laws of the US), or (iv) upon completion of fulltime employment by the Company through February 28, 1999. If the Executive chooses to exercise her rights under this Section 4.3(iv), then Section 4.4 is not applicable.


     4.4 At the election of the Executive, upon not less than two (2) weeks' prior written notice of termination, or, after February 28, 1999, at the election of the Company, upon written notice of termination.


     4.5    Upon the expiration of the Employment Contract.



5.   Effect of Termination.
     ---------------------

     5.1 Termination for Cause or at Election of the Executive. In the event the Executive's employment is terminated for Cause pursuant to Section 4.1, or the Executive's employment is terminated at the election of the Executive pursuant to Section 4.4, the Company shall, through the last day of her actual employment by the Company, continue to pay to the Executive her base salary as in effect on the date of notice of termination and continue to provide to the Executive the fringe benefits available to her under Section 3.6 hereof, as of the last day of actual employment.
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     5.2    Termination for Death or Disability.  If the Executive's employment
            -----------------------------------
     is terminated due to death or Disability pursuant to Section 4.2, the Company shall continue to pay to the estate of the Executive or to the Executive, as the case may be, for a period of 90 days after termination of employment due to death or Disability, the Executive's base salary as in effect on the date of termination.


     5.3    Termination by the Executive for Good Reason or at Election of the
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     Company.  If the Executive's employment is terminated by the Executive for
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     Good Reason pursuant to Section 4.3 or at the election of the Company pursuant to Section 4.4, the Company shall, during the Severance Period (as hereinafter defined), continue to pay to the Executive her base salary as in effect on the date of notice of termination and continue to provide to the Executive the fringe benefits, including accrual of vacation pay, available to her as of the date of notice of termination under Sections 3.5 and 3.6, except during the Severance Period no options shall vest and no service credit shall be granted which would have the effect of extending the Severance Period in accordance with Company's standard severance policy. Further, a pro rata share of the performance bonus referenced in
     Section 3.2 shall be paid to the Executive covering the period from the beginning of the calendar year up to the date of termination. For the purposes of this Section 5.3, the performance bonus referenced in Section
     3.2 shall be calculated as 50% of the Executive's annual base salary. For purposes of this Agreement, the "Severance Period" shall mean a period of nine (9) months after such termination, plus a severance payment of one (1) week's base salary for each completed six (6) months of Company service as of the date of notice of termination. If the Executive's employment is terminated by the Executive for Good Reason pursuant to Section 4.3(iv), the vesting schedule on all options previously granted to the Executive will be accelerated so that a total of 100% of the Executive's options shall vest on the termination date, and the Executive shall have the right to exercise these options until December 31, 1999. If this paragraph conflicts with any applicable Stock Option Agreement, this paragraph shall control.


     5.4 Termination at Expiration of Contract. If, prior to April 1, 2000, the Company has not offered to renew the Employment Contract on terms at least equal to those contained herein and for a term of not less than one
     (1) year, the Company shall continue to pay the Executive her base salary in effect on the date of termination for a period of nine (9) months after such termination, plus a severance payment of one (1) week's base salary for each completed six (6) months of Company service through the expiration
     of this Agreement.   The Company shall also provide to the Executive during
     the Severance Period, the fringe benefits, including accrual of vacation pay, available to her under Sections 3.5 and 3.6, except as modified by
     Section 5.3.


     5.5    Survival.  The provisions of Sections 5.2, 5.3 and 5.4 shall
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     survive the expiration or termination of this Agreement under the circumstances specified in those Sections for the periods specified in such Sections. Sections 6 and 7 shall survive the termination of this Agreement.


  6. Non-Compete.
     -----------

     (a) During the Executive's active employment and for the Severance Period, the Executive will not:


            (i) be a partner, stockholder (other than as the holder of not more than one percent (1%) of the total outstanding stock of), officer, employee, consultant director, joint venturer, investor or lender of or to America Online, Inc., CompuServe Corporation, Microsoft Network, AT&T WorldNet, Netcom On-Line Communications Services, Inc., EarthLink Network, Inc., MindSpring Enterprises, Inc., or any corporation or other entity acquiring any of the foregoing; or involved in providing services that compete directly with Prodigy; or

            (ii) directly or indirectly recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with the Company; or


            (iii) directly or indirectly solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company, including but not limited to those clients, customers or accounts which were contacted, solicited or served by the Executive while employed by the Company.


     (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.


     (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purposes. The Executive agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.


     (d)    Unless the context otherwise requires, all references in this
     Section 6 and in Section 7 below to the "Company" shall include all current or future subsidiaries or affiliates of the Company.


7.   Proprietary Information and Developments.
     ----------------------------------------

     7.1    Proprietary Information.
            -----------------------

            (a) The Executive agrees that all information and know-how related to the activities of the Company, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs collectively, ("Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. The Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after her employment, unless and until such Proprietary information has become public knowledge without fault by the Executive.


           (b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into her custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of her duties for the Company.


           (c) The Executive agrees that her obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company's business.


  7.2       Developments.
            ------------

            (a) The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, related to the activities of the Company, whether patentable or not, which are created, made, conceived or reduced to practice by the Executive or under her direction or jointly with others during her employment by the company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").


            (b) The Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. The Executive also acknowledges that all work fixed in a tangible medium of expression shall be deemed a work made for hire under the US Copyright Act such that the work is owned by the Company at the moment of creation.


            (c) The Executive agrees to cooperate fully with the Company, both during and after her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.


     7.3  Other Agreements.  The Executive hereby represents that her
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     performance of all the terms of this Agreement and as an employee of the
     Company does not and will not breach the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret, confidential or proprietary information, knowledge or data acquired by her in confidence or in trust prior to her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.


8.   Notices.
     -------
     All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon sending, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8. In order to exercise her rights under section 4.3(iv), Executive must give notice to the Company between January 15 and January 31, 1999.


9.   Pronouns.
     --------
     Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10.  Entire Agreement.
     ----------------

     This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, except that the Agreement Regarding Confidential Information, the Prodigy Business Conduct Guidelines, and other documents executed on the commencement of employment, shall remain in full force and effect.


11.  Amendment.
     ---------
     This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.


12.  Governing Law.
     -------------
     This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York in the United States, without reference to conflict of law principles.


13.  Successors and Assigns.
     ----------------------
     This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Executive are
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personal and shall not be assigned by her.


14.  Miscellaneous.
     -------------

     14.1 No delay or omission by either the Company or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either the Company or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.


     14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.


     14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                       PRODIGY SERVICES CORPORATION


                                       By: /s/ Samer Salameh
                                          -------------------------------

                                       Title: Chairman and CEO
                                             ----------------------------


                                       EXECUTIVE


                                            /s/ Carena M. Pooth
                                       ----------------------------------